UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN A PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SIERRA RESOURCE GROUP, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2011 at 10 a.m. (EDT)

NOTICE IS HEREBY GIVEN that Sierra Resource Group, Inc., a Nevada corporation, (the “Company”) will hold its annual meeting of stockholders on April 21, 2011 at 10:00 a.m. . (EDT) at The Marriot, Quito, Ecuador  (the “Meeting”). The Meeting is being held for the following purposes:

1.	To elect directors;

2.	To approve a proposed transaction to finance the Company’s operations; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” each of the nominees and vote “for” the proposed financing transaction.

Our board has fixed the close of business on March 29, 2011 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting. At the Meeting, each holder of record of shares of common stock, $0.001 par value per share, will be entitled to one vote per share of common stock held on each matter properly brought before the Meeting.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

Dated: March 30, 2011.

By Order of the Board of Directors,

/s/ R. Patrick Champney
R. Patrick Champney
Chief Executive Officer

IMPORTANT: Please complete, date, sign and promptly return the enclosed proxy card in the prepaid envelope (if mailing within the United States) to ensure that your shares will be represented. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

SIERRA RESOURCE GROUP, INC.
9550 S. Eastern Avenue, Suite 253
Las Vegas, Nevada 89123

Proxy Statement for the Annual Meeting of Stockholders

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on April 21, 2011 at 10:00 am (local time) at The Marriott, Quito, Ecuador, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting and any business properly brought before the Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting. We intend to mail this proxy statement and accompanying proxy card on or about April 11, 2011 to all stockholders entitled to vote at the Meeting.

Unless the context requires otherwise, references to “we”, “us” “our” and “Sierra” refer to Sierra Resource Group, Inc.

Who Can Vote

You are entitled to vote if you were a holder of record of shares of our common stock, $0.001 par value per share (the “Common Stock”) as of the close of business on March 29, 2011 (the “Record Date”). Your shares can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

Holders of record of Common Stock at the close of business on the Record Date will be entitled to receive notice of and vote at the Meeting. At the Meeting, each of the shares of Common Stock represented will be entitled to one (1) vote on each matter properly brought before the Meeting. As of the Record Date, there were 118,982,000 shares of Common Stock issued and outstanding.

In order to carry on the business of the Meeting, we must have a quorum. Under our bylaws, the holders of a majority of the outstanding shares of our company entitled to vote, represented in person or by proxy, constitutes a quorum.

Proxy Card and Revocation of Proxy

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the approval of the proposed financing transaction, by checking the appropriate box, a stockholder may: (i) vote FOR approval of the transaction; (ii) vote AGAINST approval of the transaction; or (iii) ABSTAIN from voting on such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares FOR ALL NOMINEES proposed by the Board and FOR the resolution for funding and, at their discretion, on any other matters that may properly come before the Meeting. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, since no stockholder proposals or nominations were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our agent, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Voting of Shares

Stockholders of record on the Record Date are entitled to one (1) vote for each share of Common Stock held on all matters to be voted upon at the Meeting. You may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal. Shares represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. To date, we have not incurred costs in connection with the solicitation of proxies from our stockholders, however, our estimate for total costs is $10,000.

ITEM NO. 1
ELECTION OF DIRECTORS

The By-Laws of the Company specify that the number of directors shall be 7 (seven).  Each director will hold office for one year and until his successor is elected and qualified. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED BELOW.

Name	Age	Experience and Qualifications	Director Since
R. Patrick Champney	45
Chief Executive Officer since January 2011 and served as our Corporate Secretary since October 2010; Vice President/Director and Chief Operating Officer of Champ Automotive Group, an independent automobile dealership and secondary financing company that he founded in 2006. He served as a Managing Member of Medina Property Group LLC from July 2010 through August 2010. From 2005 to 2006, he was the General Manager/Chief Operating Officer of Peoples Choice Aesthetic Surgery and Medical Day Spa located in Orlando, Florida.  Prior to that, Mr. Champney had fourteen years of additional experience as corporate consultant, chief financial officer, and registered broker, including supervisory positions in various brokerages. Mr. Champney's experience in senior positions with private and public companies, including experience with start-up operations, as well as his customer skills and experience with financing transactions, qualify him to serve as a director.
			2011
James M. Stonehouse	58
CA Professional Geoscientist # 5518, also served as our Company’s Chief Executive Officer from June 2010 until January 2011. From August 2009 to the present, Mr. Stonehouse has been an independent consultant in the mining industry.  From January 2007 through August 2009, he was Vice President of Operations-Quito, Ecuador and Prescott, Arizona for Copper Mesa Mining Corporation. From September 2005 through May 2007, Mr. Stonehouse was Vice President Exploration for Channel Resources Ltd. in Quito, Ecuador.  From January 2005 through September 2005, he served as Vice President Operations and Manager Mine Construction for Frontier Mining Ltd. in Almaty and Kurchatov, Kazakhstan.  Mr. Stonehouse received a BA with honors in Earth Sciences in 1974 and a MA in Earth Sciences in 1976, both from Dartmouth College. Mr. Stonehouse's individual qualifications and skills, as well as his experience in mining operations in Arizona and South America and his technical knowledge of geology and earth sciences, makes him qualified to serve as a director.
			2010
Georges Juilland	55	Director of Goldplata Resources Ltd. since January 2003; President of Goldplata Corporation Ltd, Colombia Division since January 1998. Mr. Juilland was a graduate of College of Mining in Colorado, receiving his B.S. – Metallurgy in 1973 and Escuela de Minas de Colorado, receiving his B.S. – Mining in 1974. Mr. Juilland’s technical background and management experience for a mining company with similar operating attributes makes him qualified to serve as a director.	2010
Luis Munoz	31
General Manager of a business and legal consulting firm, Neglex, located in Quito, Ecuador, since August 2009.  From 2004 to 2007, Mr. Munoz was a Vice-Chairman of MN&A – Abogados located in Quito Ecuador.  Before that, Mr. Munoz had approximately seven years of additional experience as a business and legal consultant and general manager. In 2009, he received his Masters in Business Administration (MBA) from INCAE Business School located in Alajuela, Costa Rica.  In 2004, he received a Doctor of Law Degree from Universidad International del Ecuador located in Quito, Ecuador. Mr. Munoz’ extensive legal experience with business management and corporate transactions and with the laws of South America, where the Company intends to expand, qualify him to serve as a director.
			2011
Timothy Benjamin	45
Manager of Assurant Solutions Inc., which provides diversified financial services single fee debt and auto debt products (Six Sigma Green Belt Certified) since 2003; Manager of  DFS Claims Financial Analysis & Reporting since 2003. Mr. Benjamin’s previous positions include President of CBMJ Enterprises Inc, performing financial and compliance due diligence on public companies, chief financial officer of GSociety Inc. and Pelican Properties Int’l Corp., both public companies. He also held supervisory positions with the Federal Reserve Bank of Atlanta. He received his MBA in 1995 and his Bachelor’s of Business Administration degree in 1989, both from Florida International University. Mr. Benjamin’s experience and skill in public company accounting compliance and reporting make him qualified to serve as a director.
			*
Ricardo Cordón	55
President and COO, ARC, Guatemala, since 1988, providing IT systems and business process optimization, customers include Cometro (Guatemala’s largest sugar distribution company), Walmart Central America, Hoteles Camino Real (Westin), Grupo H, Multimart, Banco Santa Cruz, Grupo Madero, Tema and Central Bank of Guatamala, as well as other private companies and governmental agencies. His academic experience includes Teaching Assistant and then Research Assistant at Princeton University 1982-85; Visiting Professor at: Francisco Marroquin 1986-87, Rafael Landivar 1988, Del Valle 1989-90 and 1996; Mesoamericana 2001; Dean, School of Science and Technology, Universidad Internaciones, Guatemala. Mr. Cordón’s experience and skills in business management, business process optimization and IT systems consulting qualify him to serve as a director.
			*
Michel Rowland	73
Member #225364 of the Australasian Institute of Mining and Metallurgy (Ausimm) and Qualified Person (Q.P.) for the form 43-101F1; Private consultant in mining geology including photo geology, geotechny, and hydrogeology. He served as Project Manager in the Dynasty gold field, exploring and drilling for gold, silver and copper. Prior to 2004, he worked for companies such as COGEMA from France, RUMICURI from Ecuador, ECUASAXON and Minera Australiana from Canada and Australia, Vicente Coronel Compania from Ecuador, Petro-Canada, Fougerolle from France, Coyne et Bellier from France, and the Department of Commerce of France. He received a Geologist Engineer degree in 1973 from Escuela Politécnica Nacional, Quito, Ecuador, a Master degree in Geology from Dijon University, France, in 1961, and a Bachelor degree in Geology from
Paris University in 1960. His skill and extensive experience in exploration and exploitation phases of mining operations qualify him to serve as a director.
			*
———————
* Nominees who have not previously served on our Board of Directors.

Certain Relationships and Transactions

There are no family relationships between any of our current directors, director nominees or executive officers. To our knowledge, the new director nominees did not hold any position with the Company previously, other than as disclosed in this Proxy Statement, nor have they been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

 Although we have not adopted a Code of Ethics, we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Directors review a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person's immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company. These policies and procedures are not evidenced in writing.

Terms of Office

The Company's directors are appointed for a one-year term to hold office until the next annual general meeting of the Company's stockholders or until removed from office in accordance with the Company's Bylaws and the applicable provisions of the Nevada Revised Statues (the “NRS”). The Company's directors will hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company's bylaws and the provisions of the NRS.

Involvement in Certain Legal Proceedings

Our current and new directors have not, to our knowledge, been involved in any event required to be reported pursuant to Item 401(F)(1) through (8) of Regulation S-K.

Corporate Governance, Board Leadership Structure, and Committees of the Board

The OTC Bulletin Board, on which our Common Stock is publicly traded, has no specific listing requirements regarding independence of directors. However, Georges Juilland, and Luis Munoz are independent directors, and if elected, Timothy Benjamin, Ricardo Cordon, and Michel Rowland will also be independent directors, as defined by Rule 5605 of the NASDAQ corporate governance provisions. Therefore, our board is and will continue to be comprised of a majority of independent directors.

The Company has not yet designated a lead independent director, nor has it specified the role that the lead independent director will play in the leadership of the Board of Directors.  The Company anticipates that the Board of Directors will establish a leadership structure that is appropriate given the specific characteristics and circumstances of the Company. The Board of Directors has not yet established its role in the risk oversight of the Company, such as how the Board of Directors will administer its oversight function, nor has it determined the effect that this risk oversight function will have on the Board’s leadership structure.  However, our Board is currently working on establishing its role in the risk oversight of the Company.

We do not currently have standing audit, nominating or compensation committees, or other committees performing similar functions, due to the Company’s limited resources. To date, the functions of such committees have been performed by our Board of Directors. We anticipate that in the near future the Board will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Board Compensation

The Company has not yet established any compensation arrangements with the Directors and Nominees who are identified in this Proxy Statement.  Compensation arrangements with our Directors may be established at some point in the future and may include cash and equity awards; however, as of the date of this Proxy Statement the Company does not have a formal plan for Director compensation.

Communications with the Board of Directors by Stockholders and Other Interested Parties

The Company’s Annual Meeting of Stockholders provides an opportunity for stockholders and others to ask questions directly of Company Directors on matters relevant to the Company. Stockholders and others may send communications to the Board to Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123. Each of the Company’s directors is requested to attend the Annual Meeting in person.   In addition, stockholders and other interested parties may, at anytime, communicate with the full Board of Directors, any individual director or any group of directors, by sending written communication to the full Board of Directors, individual director or group of directors at the following address: Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123.

ITEM NO. 2
APPROVAL OF PROPOSED FINANCING TRANSACTION

The holders of our common stock are being asked to approve proposed financing, as described in the Copper Cathode Sale and Purchase Agreement (the “Agreement”), attached hereto as Exhibit 10.1, and the issuances of securities contemplated thereby and in connection therewith, which we refer to as the “Financing Transaction”. The Financing Transaction will enable our Company to commence operations at the Copper Chloride Mine, in which our Company has an 80% interest, and to begin production and sale of copper cathode as follows:

(a)
The Company will agree to sell the maximum 1-year capacity (approximately 5,040,000 lbs of copper cathode) at a discount to the current market price of copper, with delivery to begin no later than 3 months from the date that all mining permits and licenses have been granted to the Company.

(b)
The Company will receive assistance in monetizing the definitive agreement through a guaranty by the purchaser of the copper cathode (the “Guarantor”) of a bank credit line of a minimum of $6,000,000 (the “Guaranty”). The terms of the credit line have not yet been negotiated.

The Financing Transaction includes the following securities transactions:

(c)
10,000,000 shares of the Company’s Preferred Stock (the “Preferred Stock”) will be issued in escrow, as security, to be issued to the Guarantor only in the event of a default by the Company that would trigger the Guaranty.

(d)
In the event of a default by the Company on the bank credit line that results in enforcement of the guaranty, the Preferred Stock would be issued to the Guarantor and would carry voting rights of 100 votes per each share of Preferred Stock, i.e. an equivalent of the voting power of 1,000,000,000 shares of Common Stock. A default by the Company, then, would result in the Guarantor obtaining voting control of the Company.

(e)
At a future time, the Company would authorize a new class of its Common Stock. The current Common Stock of the Company would be designated “Class A” and the new class would be designated “Class B.” Each share of Class B Common Stock would carry 2 votes while each share of Class A Common Stock would carry one vote.

(f)
When the Company has fulfilled its obligations pursuant to the credit line and delivered the copper chloride in accordance with the terms of the Agreement, each share of Preferred Stock would automatically convert to 4 shares of Class B Common Stock, which would be issued to the Guarantor. Therefore, an aggregate of approximately 40,000,000 shares of Class B Common Stock would issue to the Guarantor.

(g)	The Company would “take all steps” to list the Common B shares on the Toronto Stock Exchange or an equivalent securities exchange.

(h)
The Company would offer all Class A Common Stock shareholders the right to convert their shares on a 3-for-1 basis (i.e. 3 Class A shares would be exchanged for 1 Class B share). Therefore, a maximum of approximately 39,000,000 shares would issue to the holders of Class A Common Stock.

The holders of our common stock are being asked to approve the Financing Transaction, the issuance of Preferred Stock into escrow, the creation of a new class (Class B) of Common Stock, and the issuance of Class B Common Stock as contemplated by and in connection with the Financing Transaction. The approval of a majority of the votes cast by the holders of common stock at the Annual Meeting is required to adopt Proposal 2.

The foregoing is a summary description of certain of the terms of the above-referenced Financing Transaction. It does not purport to be a complete description of the parties’ rights and obligations under the Agreement or the transactions contemplated by the Agreement. This description is qualified in its entirety by the terms of the Agreement, which has been filed as Exhibit 10.1 to this Proxy Statement.

Reasons for the Proposed Financing Transaction

Our total cash and marketable securities was $39,691 at February 28, 2011. We do not have significant funds with which to continue our operations. We have a note payable in the amount of $321,307, which will mature onSeptember 8, 2011 and a further note payable in the amount of $360,000. If we do not obtain the required shareholder approvals and complete the Financing Transaction in a timely manner, we will not have funds to repay the notes payable when they become due and payable and to fund our mining operations. In such case, there is a substantial likelihood that we will be forced to explore liquidation alternatives, including seeking protection from creditors under the bankruptcy laws.

We have not generated any significant revenue from sales to date and have operated at a loss in each year of our existence. We had net losses of $1,032.085 (unaudited) for the year ended December 31, 2010 and net losses of $26,927 (audited) for the year ended December 31, 2009. These losses resulted principally from from general and administrative expenses. We expect to incur additional operating losses in the future. These losses may increase significantly if we undertake mining operations without sales.

We believe that the Financing Transaction will provide substantial capital to support and expand our mining operations and will enable us to pursue our ongoing goal to put the Copper Chloride Mine into production and to acquire, explore and develop other natural resource properties. The Financing Transaction is led by Harmony Mining Ltd., a minority shareholder of our Company, who is knowledgeable and active in our industry and who is committed to the success of our Company.

No Dissenters’ Rights

The provisions of Nevada Revised Statutes (NRS) Sections 78.378 to 78.3793, inclusive, apply to any acquisition of a controlling interest in an issuing corporation and provide for dissenters’ rights in the event of the acquisition of a controlling interest. However, NRS Section 78.3783(2)(b)(3) provides that acquisition of a controlling interest does not apply to the satisfaction of a security interest. Because the Guarantor will receive only a security interest in the Preferred Shares, we do not believe that the law applies to our stockholders with respect to the approval of the proposed Financing Transaction. Further, NRS Section 78.3788 states that the law is applicable only to corporations that do business in Nevada and that have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada (as recorded in the corporation's stock ledger). As of the Record Date, our Company does not have 100 shareholders who have addresses in Nevada. Therefore, under applicable Nevada law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the Financing Transaction.

Interests of Certain Persons in the Financing Transaction

If the shareholders approve the Financing Transaction, then upon consummation of the Financing Transaction, Harmony Mining Ltd. (“Harmony”) will hold a security interest in 10,000,000 shares of our Preferred Stock. If the Company defaults in its performance of the Agreement, Harmony would receive the Preferred Stock (in addition to its 10,000,000 shares of our Common Stock) and would have voting power of approximately 1,010,000,000 shares, or approximately 90% of the outstanding voting power of the Company. If the Company completes its performance of the Agreement, Harmony will receive 40,000,000 shares of Class B Common Stock, a new class of stock which would be authorized at a future time.

Impact of the Financing Transaction on Existing Shareholders

Before voting, each shareholder should consider the fact that the Financing Transaction will provide substantial capital that will be critically important to the survival of the Company and our efforts to place the Copper Chloride Mine into production. As discussed in the section above entitled “Reasons for the Proposed Financing Transaction,” we do not have significant funds with which to continue our operations. If we do not complete the Financing Transaction in a timely manner, we may not have funds to repay the notes payable when they become due and payable and to fund our operations. In such case, there is a substantial likelihood that we will be forced to explore liquidation alternatives, including seeking protection from creditors under the bankruptcy laws.

If the Financing Transaction is approved by our shareholders, we will at the closing of the financing issue an aggregate of approximately 10,000,000 shares of our Preferred Stock into escrow, to be issued to the Guarantor only in the event of a default by the Company that would trigger the Guaranty. Regardless, when the Company completes its performance, the 10,000,000 shares of our Preferred Stock would automatically convert to 40,000,000 shares of Class B Common Stock, a class of Common Stock to be authorized at a future time but prior to completion of the Company’s performance under the Agreement. As a result, the Financing Transaction would have a dilutive effect on our current shareholders whose aggregate percentage ownership in the Company would decline significantly as a result of the Financing Transaction. If there were a subsequent default by the Company, the Preferred Stock would issue with a voting power equivalent to 1,000,000,000 shares of Common Stock. If there is no subsequent default by the Company, the number of shares of (Class B) Common Stock that would nonetheless be issued pursuant to the Financing Transaction upon the completion of performance of the Agreement will increase substantially the number of shares of Common Stock then outstanding. This means that our current shareholders will eventually own a much smaller interest in the Company as a result of the Financing Transaction. For purposes of example only, a shareholder who owned approximately 1.0% of our outstanding Common Stock as of March 29, 2011, would own approximately 0.75% of the shares of Common Stock outstanding immediately upon the completion of performance of the Agreement, representing a dilution of approximately one-fourth.

All shares of Common Stock issuable upon completion of performance of the Agreement, representing an aggregate of approximately 40,000,000 shares of Common Stock, will be issued as Class B Stock, for which the Company will take all commercially reasonable steps to list on the Toronto Stock Exchange. The Company’s management believes that the investors associated with the Toronto Stock Exchange are more interested in mining ventures in general than are the investors associated with the OTC Bulletin Board, on which the Company’s Common Stock is currently traded. For this reason, our management believes that it may be easier for the Company to obtain further financing of its planned operations.

The Company’s current shareholders will have the opportunity to convert their shares of (Class A) Common Stock to Class B Common Stock, at a ratio of 3 Class A shares for 1 Class B share. If our current shareholders were to convert all of their shares to Class B Common Stock (on a 3-for-1 basis), the current shareholders would own an even smaller interest in the Company as a result of the Financing Transaction. For purposes of example only, a shareholder who owned approximately 1.0% of our outstanding Common Stock as of March 29, 2011, and converted those shares to Class B Common Stock would then own approximately 0.495% of the Common Shares outstanding immediately after the completion of performance of the Agreement and after conversion of all Common Stock to Class B, representing a dilution of approximately one- half. However, the conversion of Class A Common Stock to Class B Common Stock will be entirely at the discretion of each individual stockholder. While our management believes there will be greater interest in the Company’s Common Stock on the Toronto Stock Exchange, there can be no assurance that there will in fact be greater demand for the Company’s Common Stock. Instead, the market price of our Common Stock could fall as a result of the increased number of shares of Common Stock that may be issued as a result of the Financing Transaction.

Post-Closing Capitalization

As of the Record Date, there were 118,982,000 shares of Common Stock and no shares of our Preferred Stock outstanding. Assuming approval of the Financing Transaction, the number of shares of our Common Stock outstanding immediately after the closing of the Financing Transaction would be approximately the same; however, there would be 10,000,000 shares of our Preferred Stock outstanding. The Preferred Stock would not be convertible into Common Stock, as described in this Proxy Statement, unless the Company defaults on its agreements or until after the Company has completed its delivery of copper cathode and received payment under the Agreement.

Vote Required and Recommendation for Item No. 2

Holders of our common stock are being asked to approve the Financing Transaction described in Item No. 2. The approval of a majority of the votes cast by the holders of Common Stock at the Annual Meeting is required to adopt the Financing Transaction proposed in Item No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSED FINANCING TRANSACTION DESCRIBED IN ITEM NO. 2 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE IN THE PROXY.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting; however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

If there are insufficient votes to approve any of the proposals contained herein, the Board may adjourn the Meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it at once in the enclosed envelope.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Proxy Statement, since January 1, 2010, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose the Amendments to our authorized capital or to the Sale, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the Record Date, we had a total of 118,982,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is known by the Company to own more than five percent (5%) of the outstanding shares of Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or convertible or which become exercisable or convertible within 60 days after the date indicated in the table are deemed beneficially owned by the holders thereof.  Subject to any applicable community property laws, the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of all Common Stock Outstanding(2)
Security Ownership of Management:
Patrick Champney-CEO and Director	2,000,000	1.6%
Luis Munoz-Director	--	*
James Stonehouse-Director	--	*
Paul Enright-Director	--	*
Georges Juilland-Director	--	*
Michel Rowland-Director Nominee	--	*
Timothy Benjamin – Director Nominee	3,840,000	3.1%
Ricardo Cordón – Director Nominee	1,610,000	1.3%
Brad Hacker-CFO, 5722 S. Flamingo Rd., Suite 151, Ft. Lauderdale, FL 33330	100,000	*
All directors, director nominees, and officers as a group (8 persons)	7,550,000	6.2%

Security Ownership of Certain Beneficial Owners:
Clouds Valley Overseas SA, Calle 48 Bella Vista, Edificio Sucre, Panama City, Panama	10,277,100	8.4%
Harmony Mining LTD, PO Box 3175, Road Town, Tortola, Brit Vir Isle	10,000,000	8.2%
Zocalo Bar SA, Avenida Juan Leon Mera y Calama N523, Quito, Ecuador	9,045,900	7.4%
5277 Partners LLC, 2001 Meridian Ave #314, Miami Beach, FL 33129	9,700,000	7.9%
Black Diamond Realty Mgmt LLC, 3025 Aberdeen Dr, Boyton Beach, FL 33472	7,858,886	6.4%

———————
* Less than 1%
(1)
Unless otherwise noted, the principal address of each of the directors and officers (and each director nominee) listed above is c/o Sierra Resource Group, Inc., 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123.

(2)
Based on 122,601,969 fully diluted shares consisting of 118,982,000 shares of Common Stock and Warrants to purchase Common Stock issued and outstanding as of the Record Date, March 29, 2011 plus an additional 3,619,969 shares convertible debts which consists of 715,334 shares for the subject Note combined with 1,650,132 shares of Common Stock presently reserved for a prior convertible promissory note dated October 29, 2010 plus 1,254,503 shares of Common stock for a prior convertible promissory note in favor of the Investor dated November 29, 2010 .

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Tarvaran, Askelson & Co. LLP as the independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting for 2011. The Company’s By-laws do not require that the stockholders ratify the selection of Tarvaran, Askelson & Co. LLP as the Company’s independent registered public accounting firm. Representatives of the firm are not expected to attend the Annual Meeting.

Prior to engaging Tarvaran, Askelson & Co., the Company engaged the services of Sabas Carrillo, CPA, as its independent registered public accounting firm. Prior to Mr. Carrillo, the Company engaged the services De Joya Griffith & Company, LLC, as its independent registered public accounting firm.

During our two most recent fiscal years and through December 31, 2010, there were no disagreements with our auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of our auditors, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.  Furthermore during that period, there were no reportable events under then current SEC rules.

Accountant Fees

During the period covering the fiscal years ended December 31, 2010 and 2009, Tarvaran, Askelson & Co. performed the following professional services:

	2010	2009

Audit Fees (1)	$13,400	$9,250
Audit related fees (2)	$-0-	$-0-
All other (3)	$-0-	$-0-

(1)
Audit fees consist of fees for professional services rendered for the audit of our financial statements, the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and review and assistance with other Securities and Exchange Commission filings.

(2)	Audit related fees consist of fees for research and consultations concerning financial accounting and reporting matters and related audit procedures for 2010.
(3)	All other fees include an out-of-pocket reimbursement for an electronic subscription to an accounting publication.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this Proxy Statement unless the Company or one of its mailing agents has received contrary instructions. Each stockholder will continue to receive a separate proxy card. Upon the written or oral request of a stockholder at a shared address to which a single copy of this Proxy Statement was delivered, the Company will promptly deliver a separate copy of this Proxy Statement to such stockholder. Written requests should be made to Sierra Resource Group, Inc., Attention: Investor Relations, 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above.

STOCKHOLDERS PROPOSALS

Proposals of stockholders intended to be included in the proxy materials, including director nominations, relating to the 2012 Annual Meeting of stockholders, must be received by the Corporate Secretary at SIERRA RESOURCE GROUP, INC., 9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123, in proper form, on or before January 1, 2012, unless the date of our 2012 Annual Meeting is changed by more than 30 days from the date of the 2011 Annual Meeting, in which case the notice must be filed and transmitted a reasonable time before a solicitation is made, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Further, if a proposal is not submitted timely, it will not be considered for inclusion in the proxy statement.

ADDITIONAL INFORMATION

 We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

Dated: March 30, 2011

By Order of the Board of Directors
/s/ R. PATRICK CHAMPNEY
R. Patrick Champney Chief Executive Officer

EXHIBITS TO PROXY STATEMENT

Exhibit	Description
10.1	Copper Cathode Sale and Purchase Agreement

PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

SIERRA RESOURCE GROUP, INC.

(the “Company”)

TO BE HELD AT

ON APRIL 20, 2011 at                                            p.m. (Eastern Daylight Time)

(the “Meeting”)

The undersigned shareholder (“Registered Shareholder”) of the Company hereby appoints, R. Patrick Champney, an officer of the Company, or in the place of the foregoing, ___________________ [print name] as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

[ ]	Please check this box only if you intend to attend and vote at the Meeting.
To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 2:00 p.m., May 11, 2011 using the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.
PLEASE MARK YOUR VOTE IN THE BOX.
	For	Exceptions	Abstain

ITEM NO. 1 – To Elect Directors	[ ]	[ ]	[ ]
Nominees:
R. Patrick Champney Timothy Benjamin
James M. Stonehouse Ricardo Cordón
Georges Juilland Michel Rowland
Luis Munoz

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name here:.

	For	Against	Abstain
ITEM NO. 2 – To Approve Proposed Financing Transaction	[ ]	[ ]	[ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Shareholder. If no direction is made, this Proxy will be voted “FOR” each of the nominated directors and “FOR” the remaining Proposals.

Dated: _____________________________	Signature: ____________________________________

Please sign exactly as name appears below. When shares are held jointly, both Registered Shareholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer's capacity. If a partnership, please sign in partnership name by authorized person.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.
INSTRUCTIONS FOR COMPLETION OF PROXY

1.           This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2.           If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder.

3.           A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the Corporate Secretary before the Meeting begins.

4.           A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote, may do the following:

          (a)           appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR

          (b)           appoint another proxyholder.

5.           The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Broadridge Financial Solutions, Inc., by mail, at any time up to and including 2:00 p.m. (local time) on April , 2011, or at least 48 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717